                          CENTURY LABORATORIES, INC.
                                BALANCE SHEET
                              September 30, 2001



       ASSETS

Cash                                                        $     1,939
                                                            ===========


       LIABILITIES

Note payable to shareholder                                 $    25,800


       STOCKHOLDERS' DEFICIT

Preferred stock, $.001 par, 10,000,000 shares
      authorized, 0 shares issued and outstanding
      Common stock, $.001 par, 65,000,000 shares
      authorized, 1,110,650 shares issued and
      outstanding                                                 1,111
Additional paid in capital                                    7,563,399
Retained deficit                                             (7,588,371)
                                                            -----------
Total Stockholders' Deficit                                  (   23,861)
                                                            -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                 $     1,939
                                                            ===========


                          CENTURY LABORATORIES, INC.
                            STATEMENTS OF EXPENSES




                                                                  ------Restated------
                                  3 Months       9 Months       3 Months       9 Months
                                    Ended          Ended          Ended          Ended
                                  Sept. 30,      Sept. 30,      Sept. 30,      Sept. 30,
                                    2001           2001           2000            2000
                                  ---------      ---------      ---------      ---------
Administrative expenses           $   8,551      $  26,858      $ 157,558      $ 177,030
                                  ---------      ---------      ---------      ---------
Net loss                          $  (8,551)     $ (26,858)     $(157,558)     $(177,030)
                                  =========      =========      =========      =========

Net loss per common share         $  (  .01)     $ (   .02)     $ (   .32)     $ (   .52)

Weighted average common
  shares outstanding              1,110,650      1,110,650        500,000        341,123


                          CENTURY LABORATORIES, INC.
                           STATEMENTS OF CASH FLOWS


                                                   9 Months       9 Months
                                                     Ended          Ended
                                                   Sept. 30,      Sept. 30,
                                                      2001           2000
                                                   ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                           $ (26,858)     $(177,030)
Adjustments to reconcile net loss to net
  cash used by operating activities:
    Stock issued for services                                       155,000
                                                   ---------      ---------
NET CASH USED BY OPERATING ACTIVITIES                (26,858)       (22,030)

CASH FLOWS FROM FINANCING ACTIVITIES
  Note payable to shareholder                         20,700            100
                                                   ---------      ---------
NET CHANGE IN CASH                                    (6,158)       (21,930)
Cash balance, beginning                                8,097         22,030
                                                   ---------      ---------
Cash balance, ending                               $   1,939      $     100
                                                   =========      =========


                          CENTURY LABORATORIES, INC.
                         NOTES TO FINANCIAL STATEMENTS


NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Century Laboratories, Inc. have been prepared in accordance with generally accepted accounting principles and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company's Annual Report filed with the SEC on Form 10-KSB. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year, 2000, as reported in the 10-KSB, have been omitted.